Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the reference to our firm under the caption “Experts” and to the use of our report dated August 26, 2013, in the Registration Statement (Form S-1) and related Prospectus of Premier, Inc. for the registration of shares of its common stock.

/s/ Ernst & Young LLP

Charlotte, North Carolina
August 26, 2013